Exhibit 10.1 as filed with 10-Q/A
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

FIRST AMENDMENT TO THE
MASTER MARKETING AND DEVELOPMENT AGREEMENT
This First Amendment to the Master Marketing and Development Agreement (the “Amendment”) is entered into and made effective as of 1st day of June, 2011 (the “Effective Date”), by and between TiVo Inc., a Delaware corporation having its principal place of business at 2160 Gold Street, Alviso, California, USA 95002 (“TiVo”), and Best Buy Stores, L.P., a Virginia limited partnership having its principal place of business at 7601 Penn Avenue South, Richfield, MN, USA 55423 (“BBY”).
Recitals
WHEREAS, the parties entered into the Master Marketing and Development Agreement (the “Original Agreement”) having an effective date of July 7, 2009 (the “Original Effective Date”), pursuant to which the parties desired to develop jointly their respective video service offerings by advancing distribution of TiVo-enabled devices into consumer homes and by enabling access to and jointly marketing content and other services through such devices, in which the parties shall each economically participate as well as to undertake the commercialization of the product integration efforts and marketing initiatives described in the Original Agreement; and
WHEREAS, the parties now desire to amend and revise the Original Agreement as further set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, BBY and TiVo agree as follows:
Agreement
1.The following sections of the Original Agreement are hereby deleted and of no further force and effect: Sections 3.1, 3.3, 4.5, 4.8, 4.9, 4.10, 4.11, 4.14, 4.15, 5.1, 5.2, 6.2, 6.3, and 10.3.
2.Section 6.1(a) of the Original Agreement is amended by adding the following two sentences at the end of Section 6.1(a) as follows:
“Notwithstanding anything else in Section 6.1, the Agreement, or the Vendor Agreement, the parties have agreed that [*] Furthermore the parties agree that [*]”
3.In connection with the resolution of the revenue share overpayment by TiVo to Best Buy (the “Settlement”) as more fully described in the Settlement and Release (“Release”) attached hereto as Exhibit A, the parties agree to the terms and conditions of the Release and to execute such Release as of the same date hereof.
4.Section 7.1 of the Original Agreement is amended by adding the following sentence at the end of Section 7.1 as follows:
“Notwithstanding anything else herein or in the Vendor Agreement and in connection with the Settlement set forth in this Amendment and the Release, Best Buy shall [*]”
5.Effect of Amendment; Counterparts. Except as expressly modified herein, all other terms and condition of the Original Agreement shall remain in full force and effect. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.
[Signature Page Follows.]

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed on its behalf as of the date first above written.

TiVo Inc.
By:	/s/ Joe Miller
Name:	Joe Miller
Title:	SVP Marketing and Sales
Date:	8/29/2011

Best Buy Stores, L.P
By:	/s/ Corie Barry
Name:	Corie Barry
Title:	VP Finance

Exhibit A

SETTLEMENT AGREEMENT
AND MUTUAL GENERAL RELEASE (“GENERAL RELEASE”)

THIS GENERAL RELEASE is effective as of June 1, 2011, between Best Buy Stores, L.P. (“Best Buy”) and TiVo Inc., (“TiVo”) for itself and on behalf of its affiliates that control, are controlled by, or are under common control with TiVo, each on behalf of itself and its respective predecessors, successors, subsidiaries, affiliates and assigns, (collectively referred to as the “Parties”).
WHEREAS, TiVo and Best Buy are parties to a Master Marketing & Deployment Agreement dated July 7, 2009, (the “Best Buy Agreement”).
WHEREAS, the Parties had disputes about the amount of commissions paid (or not paid, as the case may be) between TiVo and Best Buy pursuant to the Best Buy Agreement in connection with the sales and activation of TiVo Units [*] (together, the “Revenue Share Claim”). The final amount of the Revenue Share Claim agreed upon by TiVo and Best Buy includes all of the amounts (credits and debits) set forth on Schedule A, including but not limited to the [*].
WHEREAS, the Parties now seek to completely resolve and release all disputes and claims related to the Revenue Share Claim and intend to fully resolve and release all claims between TiVo and Best Buy related to the payment of commissions, including but not limited to the Revenue Share Claim, from March 3, 2002 (the effective date of the first Vendor Agreement between TiVo and Best Buy) through January 31, 2010 (“Commission Payments”).
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Best Buy and TiVo agree as follows:
1. Consideration.
a.       Payment By Best Buy to TiVo. Collectively, the payment of the amount set forth on Schedule A from Best Buy to TiVo shall represent the “Settlement Amount”, for all matters related to the Revenue Share Claim which results in a net payment to TiVo of [*]. Best Buy will make this payment within 15 days of the date the last party signs this General Release.
    2. General Release of Claims.

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

a. Mutual General Release for Revenue Share Claim for activity on or before January 31, 2010. In consideration of the Settlement Amount and the other promises in this General Release, each party and its Covered Parties hereby forever release, waive and discharge the other party and its Covered Parties from any and all claims, obligations, promises, causes of action or demands, known or unknown, of any nature whatsoever, arising from, related to or in connection with the Revenue Share Claim or any other claim for Commission Payments from March 3, 2002 (the effective date of the first Vendor Agreement between TiVo and Best Buy) through January 31, 2010, including but not limited to any and all disputes about the amount of commissions paid (or not paid, as the case may be) between TiVo and Best Buy pursuant to the Best Buy Agreement in connection with the sales and activation of TiVo Units [*].
b. Covered Parties. This General Release is binding upon and will inure to the benefit of the Parties, and to their respective officers, directors, shareholders, trustees, agents, employees, representatives, parent corporations, subsidiaries, corporate affiliates, assigns, purchasers and successors-in-interest (collectively, the “Covered Parties”).
3. Waiver Regarding Unknown Claims. Each of Best Buy and TiVo acknowledges and agrees that, except with respect to acts and omissions occurring after the Effective Date, the release of the Revenue Share Claim and claim for Commission Payments as provided herein includes all related claims between the parties, whether known or unknown, suspected or unsuspected, fixed or contingent (the “Released Claims”) and further acknowledge and agree that TiVo and/or Best Buy may hereafter discover facts different from and in addition to those which such party now knows, or believes to be true with respect to the Released Claims. Nevertheless, each of Best Buy and TiVo acknowledges and agrees that, except with respect to acts and omissions occurring after the Effective Date, the releases and waivers provided for herein shall be, and remain, effective in all respects, notwithstanding such different or additional facts, or the discovery thereof. Each of Best Buy and TiVo agrees that, except with respect to acts and omissions occurring after the Effective Date, the terms of this General Release will be binding in all respects notwithstanding any mistake of existing facts, subsequent knowledge of additional or different facts or subsequent change of facts relating to the Released Claims and that this General Release will not be subject to termination or rescission for any reason whatsoever. The following waiver shall waive the application of Section 1542 of the California Civil Code and other statutes or legal principles of similar effect to the extent that such statutes or legal principles preclude or limit the release of claims based on facts a party does not know or suspect to exist at the time of executing the release and shall not be construed as making the releases provided for herein general releases.
EACH OF BEST BUY AND TIVO SPECIFICALLY AND EXPRESSLY WAIVES THE RIGHTS AND BENEFITS OF THE PROVISIONS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE (AND ANY CORRESPONDING OR SIMILAR LAW OF ANY OTHER JURISDICTION) SOLELY TO THE EXTENT PROVIDED FOR HEREIN, WHICH

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”
4. Covenant Not To Sue. Each party and its Covered Parties hereby expressly covenants and agrees forever to refrain from bringing any suit or proceeding at law or in equity against and the other party and its Covered Parties arising out of or in any way related to any matter, cause or claim whatsoever that occurred related to the Revenue Share Claim, including but not limited to claims for attorneys' fees.
5. Miscellaneous.
a.     Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Best Buy Agreement.
b.     This General Release is governed by, and interpreted under the laws of the State of Delaware.
c.     This General Release does not constitute an admission of liability or wrongdoing on the part of any party hereto.
d.     The terms and conditions of the settlement achieved between the Parties, including without limitation this General Release, constitute Confidential Information under the terms of the Best Buy Agreement.
e.     This General Release constitutes the entire agreement between the parties with respect to the subject matter hereof, all oral agreements being merged herein, and supersedes all prior representations and agreements. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties relating to the subject matter of this General Release that are not fully expressed herein.
f.     This General Release has been carefully read by both parties and the contents hereof are known and understood. Each party has the opportunity to receive independent legal advice from attorneys of its choice with respect to the review and advisability of executing this General Release.
g.     This General Release may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document, and legible facsimile or scanned copies shall be operative as originals.

[Signature Page(s) to Follow]

IN WITNESS WHEREOF, this General Release has been duly executed by the Parties hereto as of and on the date first above written.
TiVo Inc. for itself and on behalf of its affiliates that control, are controlled by, or are under common control with TiVo Inc.

Signed:__/s/ Joe Miller_____________

TiVo Inc. for itself and on behalf of its affiliates that control, are controlled by, or are under common control with TiVo Inc.
By:	/s/ Joe Miller
Name:	Joe Miller
Title:	SVP Marketing and Sales
Date:	8/29/2011

Best Buy Stores, L.P. for itself and on behalf of its affiliates that control, or are controlled by, or are under common control with Best Buy Stores, L.P.
By:	/s/ Corie Barry
Name:	Corie Barry
Title:	VP Finance
Date:	8/22/2011